UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2007 (August 14, 2007)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 14, 2007, J. Scott Craighead notified Goldleaf Financial Solutions, Inc. (the “Company”) that he has decided to resign as Chief Financial Officer, effective as of August 31, 2007. Mr. Craighead’s resignation is unrelated to his work performed, and no issues have been raised regarding the integrity of the Company’s financial statements. Following the effective date of his resignation, Mr. Craighead will serve as an advisor to the Company under the terms of an Advisor Agreement. The Advisor Agreement provides that: (i) Mr. Craighead will serve as an advisor to the Company until March 1, 2008, during which time he will be paid ten thousand dollars semi-monthly; (ii) the Employment Agreement between the parties dated September 15, 2006 (the “Employment Agreement”) will be terminated, except for those provisions expressly intended to survive termination; and (iii) that certain Addendum to the Employment Agreement will not be terminated or modified. On August 15, 2007 the Company issued a press release announcing Mr. Craighead’s resignation, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
99.1	Press Release dated August 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: August 15, 2007